Blend Announces Second Quarter 2025 Financial Results
Fourth Consecutive Quarter of YoY Revenue Growth; record RPO

August 7, 2025

SAN FRANCISCO -- Blend Labs, Inc. (NYSE: BLND), a leading origination platform for digital banking solutions, today announced its second quarter 2025 financial results.

“We started 2025 ready to execute by leveraging our strength as a platform company, and our solid execution is reflected in our second quarter results,” said Blend’s Co-founder & CEO Nima Ghamsari. “Blend’s sales momentum accelerated in the second quarter, with 23 new or expanded deals, which is double the first quarter result. This growth was driven by a healthy mix of new customer acquisitions and deep product expansions, reinforcing Blend’s position as a long-term, multi-product platform partner. With our simplified, platform focus, we’re staying ready to capitalize when volumes recover.”
Recent Highlights
~~•~~Continued Revenue Growth & Non-GAAP Profitability: Improved GAAP loss from operations to $4.6 million in the second quarter compared to $13.1 million in the same period last year. We reported both year-over-year revenue growth and non-GAAP operating profit for the fourth consecutive quarter.
•New Logos & Expansions: Sales momentum accelerated in the second quarter, with 23 new or expanded deals representing more than double the first quarter’s deal count. This figure includes three independent mortgage banks as new customers, reflecting continued success from our focus on this customer channel.
•Record RPO: Ended the second quarter with a record remaining performance obligations (RPO) balance of $190.4 million, which was fueled by the $50 million renewal and expansion we announced in May.
•Simplify Blend: Achieved another milestone in our strategy to simplify Blend with the announcement of the sale of Title365 to Covius, a move that is expected to transition Blend’s title services to a higher-margin partnership model.
Second Quarter 2025 Financial Highlights
Revenue

•Total revenue in 2Q25 was $31.5 million, up by $2.8 million, or 10%, from the same period last year. Total revenue is composed of Software platform revenue of $29.4 million and Professional services revenue of $2.1 million.
•Software platform revenue increased 11% from the same period last year, resulting from:
◦A 43% increase in Consumer Banking Suite revenue, to $11.4 million.
◦A 3% decrease in Mortgage Suite revenue, to $18.0 million.

Gross Margin & Profitability

•Total GAAP gross profit margin was 74% in 2Q25 and non-GAAP gross profit margin was 76%, both up compared to 71% on both a GAAP and non-GAAP basis in 2Q24.
◦GAAP Software platform gross margin was 78% in 2Q25, down from 79% in 2Q24. Non-GAAP Software platform gross margin was 80% in 2Q25, up from 79% in 2Q24.
◦GAAP Professional services gross margin was 20% in 2Q25 and non-GAAP Professional services gross margin was 25% in 2Q25, compared to (21)% on a GAAP basis and (15)% on a non-GAAP basis in 2Q24.
•GAAP loss from operations was $4.6 million representing a (15)% operating margin, compared to GAAP loss from operations of $13.1 million in 2Q24. Non-GAAP income from operations was

$4.7 million, representing a non-GAAP operating margin of 15%, compared to non-GAAP loss from operations of $5.5 million in 2Q24.
•GAAP diluted net loss per share attributable to common stockholders was $(0.03) compared to $(0.09) in 2Q24. Non-GAAP diluted net income per share attributable to common stockholders was $0.00 compared to non-GAAP diluted net loss per share attributable to common stockholders of $(0.03) in 2Q24.

Liquidity, Cash, & Capital Resources

•As of June 30, 2025, Blend has cash, cash equivalents, and marketable securities, including restricted cash, totaling $93.3 million, with no outstanding debt.
•Cash used in operating activities was $5.3 million in 2Q25, compared to cash used in operating activities of $3.3 million in 2Q24. Free cash flow was $(9.0) million in 2Q25, compared to $(5.1) million in 2Q24.

Third Quarter 2025 Outlook
Blend is providing guidance for the third quarter of 2025 and future periods as follows:

$ in millions
Q3 2025 Guidance
Total Revenue	$31.5 – $33.5

Non-GAAP Net Operating Income	$3.0 – $4.5

Blend's 3Q25 guidance reflects our expectation that U.S. aggregate industry mortgage originations will be marginally higher in 3Q25 relative to 2Q25 based on application volume observed to date through our customer base and our analysis of the latest relevant macroeconomic data, including our view of the mortgage market size. We view the mortgage market size based on the Home Mortgage Disclosure Act (“HMDA”) data as previously disclosed in our 3Q24 earnings materials, and for 3Q25 we expect that market size to be between 1,160,000 and 1,260,000 units. We expect a slight decrease in volume between 3Q25 and 4Q25, in line with normal seasonal patterns. Our current expectation for market size in 4Q25 is between 1,130,000 and 1,230,000 units.

Note that economic conditions, including those affecting the levels of real estate and mortgage activity, as well as the financial condition of some of our financial customers, remain highly uncertain.

We have not provided the forward-looking GAAP equivalent to our non-GAAP Net Operating Income outlook, or a GAAP reconciliation as a result of the uncertainty regarding, and the potential variability of, stock-based compensation, which is affected by our hiring and retention needs and future prices of our stock, and non-recurring, infrequent or unusual items.

Webcast Information
On Thursday, August 7, 2025 at 4:30 pm ET, Blend will host a live discussion of its second quarter 2025 financial results. A link to the live discussion will be made available on the Company’s investor relations website at https://investor.blend.com. A replay will also be made available following the discussion at the same website.
Forward-Looking Statements
This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These statements may relate to, but are not limited to, quotations of management; the “Second Quarter and Full Year 2025 Outlook” section above; Blend’s expectations regarding its financial condition and operating performance, including growth opportunities, investments and plans for future operations and competitive position; Blend’s partnerships and expectations related to such partnerships on Blend’s products and business; Blend’s products, pipeline, and technologies; Blend’s customers and customer relationships, including the businesses of such customers and their position in the market; Blend’s cost reduction efforts and ability to achieve or maintain profitability in the future; projections for mortgage loan origination volumes, including projections provided by third parties; other macroeconomic and industry conditions; and Blend’s expectations for changes in revenue, as well as assumptions relating to the foregoing. Forward-looking statements are inherently subject to risks and uncertainties, some of which cannot be predicted or quantified. In some cases, you can identify forward-looking statements by terminology such as “may,” “will,” “should,” “expect,” “plan,” “anticipate,” “could,” “would,” “intend,” “target,” “project,” “contemplate,” “believe,” “estimate,” “predict,” “potential” or “continue” or the negative of these terms or other comparable terminology that concern Blend’s expectations, strategy, plans or intentions. You should not put undue reliance on any forward-looking statements. Forward-looking statements should not be read as a guarantee of future performance or results and will not necessarily be accurate indications of the times at, or by which such performance or results will be achieved, if at all.

Forward-looking statements are based on information available at the time those statements are made and/or management’s good faith beliefs and assumptions as of that time with respect to future events and are subject to risks and uncertainties that could cause actual performance or results to differ materially from those expressed in or suggested by the forward-looking statements. These risks and uncertainties include the risks that: ongoing uncertainty or deterioration in economic conditions, such as mortgage interest rates, credit availability, real estate prices, tariffs and regulatory changes, inflation or consumer confidence, adversely affect our industry, markets and business; we fail to retain our existing customers or to acquire new customers in a cost-effective manner; our customers fail to maintain their utilization of our products and services; our relationships with any of our key customers were to be terminated or the level of business with them significantly reduced over time; we are unable to compete in highly competitive markets; we are unable to manage our growth; we are unable to make accurate predictions about our future performance due to our limited operating history in an evolving industry and evolving markets; our restructuring actions do not result in the desired outcomes or adversely affect our business, impairment charges on certain assets have an adverse effect on our financial condition and results of operations; risks related to the investment from Haveli, including the governance rights of Haveli and potential dilution as a result of the investment; changes to our expectations regarding our share repurchase program; our strategic initiatives, including our decision to exit our Title business, could adversely affect our financial condition; or we are unable to generate sufficient cash flows or otherwise maintain sufficient liquidity to fund our operations and satisfy our liabilities. Further information on these risks and other factors that could affect our financial results are set forth in our filings with the Securities and Exchange Commission, including in our recently filed Quarterly Report on Form 10-Q for the quarter ended June 30, 2025 and our Annual Report on Form 10-K for the year ended December 31, 2024. In light of these risks and uncertainties, the forward-looking events and circumstances discussed in this press release may not occur and actual results could differ materially from those anticipated or implied in the forward-looking statements. These factors could cause actual results, performance, or achievement to differ materially and adversely from those anticipated or implied in the forward-looking statements. Moreover, we operate in a very competitive and rapidly changing environment. New risks and uncertainties emerge from time to time, and it is not possible for us to predict all risks and uncertainties that could have an impact on the forward-looking statements contained in this press release. Except as required by law, Blend does not undertake any obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future developments, or otherwise.

About Non-GAAP Financial Measures and Other Performance Metrics
In addition to financial measures prepared in accordance with GAAP, this press release and the accompanying tables contain, and the conference call will contain, non-GAAP financial measures, including non-GAAP gross profit and non-GAAP gross margin, non-GAAP operating expenses, non-GAAP income (loss) from operations, non-GAAP operating margin, non-GAAP net income (loss) from continuing operations, and non-GAAP diluted net income (loss) per share from continuing operations attributable to common stockholders. Our management uses these non-GAAP financial measures internally in analyzing our financial results and believes they are useful to investors, as a supplement to the corresponding GAAP financial measures, in evaluating our ongoing operational performance and trends, in allowing for greater transparency with respect to measures used by our management in their financial and operational decision making, and in comparing our results of operations with other companies in the same industry, many of which present similar non-GAAP financial measures to help investors understand the operational performance of their businesses.

We adjust the following items from our non-GAAP financial measures as detailed in the reconciliations below:

Stock-based compensation. We exclude stock-based compensation, which is a non-cash expense, from our non-GAAP financial measures because we believe that excluding this cost provides meaningful supplemental information regarding operational performance. In particular, companies calculate stock-based compensation expense using a variety of valuation methodologies and subjective assumptions, and expense related to stock-based awards can vary significantly based on the timing, size and nature of awards granted.

Workforce reduction costs. We exclude restructuring costs related to workforce reductions as these costs primarily include employee severance and other costs directly associated with resource realignments incurred in connection with changing strategies or business conditions. These costs can vary significantly in amount and frequency based on the nature of the actions as well as the changing needs of our business and we believe that excluding them provides easier comparability of pre- and post-restructuring operating results.

Abandoned and terminated facilities costs. In the third quarter of 2024, we abandoned our headquarters in San Francisco, California and early terminated our office lease in Omaha. We exclude costs related to abandoned and terminated leases as these costs related to a one-time strategic business decision, are non-recurring or short-term in nature and are not reflective of our ongoing operations. Thus we believe that excluding these charges for purposes of calculating the non-GAAP financial measures provides more meaningful period to period comparisons.

Compensation realignment costs. We exclude the compensation realignment costs incurred in connection with the change in our compensation strategy from our non-GAAP financial measures. These costs relate to amortization of one-time two-installment cash bonus payment made to certain employees in lieu of previously committed equity-based awards, driven by an organizational initiative to standardize our equity compensation program. We believe that excluding these charges for purposes of calculating the non-GAAP financial measures provides more meaningful period to period comparisons.

Litigation contingencies and related professional services costs. We exclude costs related to litigation contingencies, which represent reserves for legal settlements, as well as the related professional service fees incurred related to these matters. These costs are non-recurring in nature and we do not believe they have a direct correlation to the operation of our business.

Transaction-related costs. We exclude costs related to strategic transactions from our non-GAAP financial measures as we do not consider these costs to be related to organic continuing operations of our business or relevant to assessing the long-term performance of the impact of such transactions. These adjustments allow for more accurate comparisons of the financial results to historical operations and forward looking guidance. These non-recurring costs include financial advisory, legal, and other transactional costs incurred in connection with investing or divesting activities.

Amortization of capitalized internal-use software. We exclude the amortization of capitalized internal-use software because we do not believe this non-cash expense has a direct correlation to the operation of our business.

Impairment of capitalized internal-use software. We exclude the impairment of capitalized internal-use software because we do not believe this non-cash expense has a direct correlation to the operation of our business and is non-recurring in nature.

Loss on transfer of subsidiary. We exclude loss on transfer of our subsidiary in India to a third party, which is primarily comprised of impairment charges related to certain assets transferred as part of the agreement, costs incurred to settle certain liabilities arising from the agreement, and one-time legal costs incurred to facilitate the transaction. These costs are non-recurring in nature and we do not believe they have a direct correlation to the operation of our business.

Gain on investment in equity securities. We exclude gains related to the carrying value adjustments of non-marketable equity securities because we do not believe these non-cash gains have a direct correlation to the operation of our business.

Loss on extinguishment of debt. We exclude the write offs of unamortized debt issuance costs and debt discounts related to the extinguishment of our term loan and termination of the credit agreement from our non-GAAP financial measures. These costs are non-recurring in nature and we do not believe they have a direct correlation to the operation of our business.

Foreign currency gains and losses. We exclude unrealized gains and losses resulting from remeasurement of assets and liabilities from foreign currency into the functional currency as we do not believe these gains and losses to be indicative of our business performance and excluding these gains and losses provides information consistent with how we evaluate our operating results.

Changes in non-GAAP EPS metric. We have historically reported non-GAAP basic (consolidated) net loss per share as our earnings per share metric, as we believed the metric was most appropriate in light of our ongoing net losses. As our business has evolved and we’ve been able to maintained non-GAAP net income in recent periods, we no longer view non-GAAP basic (consolidated) net loss per share as useful or appropriate to understanding our earnings per share metric. Therefore, we no longer use, and we will not disclose, basic (consolidated) net loss per share. Instead, we will disclose non-GAAP diluted net income (loss) per share attributable to common stockholders. The historical periods presented herein have been recast to the updated metric for purposes of comparability.

Economic Value per Funded Loan. In our Mortgage Suite, Economic Value per Funded Loan represents the contractual rates for mortgage and mortgage-related products multiplied by the number of loans funded or transactions completed, as applicable, by a customer in the specified period (economic value), divided by the total number of loans funded by all Mortgage Suite customers in that same period. Economic value per funded loan is segregated into three categories: 1) core software, 2) add-on products and 3) partnerships. Core software consists of economic value generated through Mortgage and Blend Close. Add-on products transitioning to partnership models consists of economic value generated through Blend Income Verification and Blend Insurance Agency, prior to their transition to partnership models. Partnerships consists of economic value generated from partners through our integrated marketplace. The value derived from products associated with the mortgage application stage is aligned with the timing of funding the related loan (typically a 1-3 month delay from the time of application). Additionally, the value that is associated with fixed platform fees is recognized as revenue ratably over the contractual period, which naturally creates peaks and troughs that align with quarters of low and high mortgage loans funded. We use Economic Value per Funded Loan to measure our success at broadening the client relationships from the underlying mortgage transactions and selling additional products through our software platform.

Our non-GAAP financial measures also include non-GAAP operating margin, which is defined as non-GAAP income (loss) from operations divided by total revenue. We believe that the presentation of non-GAAP operating margin provides useful information to investors as it is one of the metrics we use to assess our operating and financial performance, and also may be a useful metric for investors to compare our operating and financial results with other companies in our industry.

In addition, our non-GAAP financial measures include the following measures related to our liquidity: free cash flow, unlevered free cash flow and free cash flow margin. Free cash flow is defined as net cash flow from operating activities less cash spent on additions to property, equipment, internal-use software and intangible assets. Unlevered free cash flow is defined as free cash flow before cash paid for interest on our outstanding debt. Free cash flow margin is defined as free cash flow divided by total revenue. We believe information regarding free cash flow and free cash flow margin provides useful information to investors as a basis for comparing our performance with other companies in our industry and as a measurement of the cash generation that is available to invest in our business and meet our financing needs. We present unlevered free cash flow primarily for historical comparisons. In April 2024, we repaid in full all amounts outstanding and payable under our debt obligations and therefore eliminated any debt service obligations.

We have not separately adjusted for certain tax-related impacts of our non-GAAP financial measures, as they are not material to our overall non-GAAP results for the periods presented.

It is important to note that the particular items we exclude from, or include in, our non-GAAP financial measures may differ from the items excluded from, or included in, similar non-GAAP financial measures used by other companies in the same industry. In addition, other companies may utilize metrics that are not similar to ours.

The non-GAAP financial information is presented for supplemental informational purposes only and is not intended to be considered in isolation or as a substitute for, or superior to, financial information prepared and presented in accordance with GAAP. There are material limitations associated with the use of non-GAAP financial measures since they exclude significant expenses and income that are required by GAAP to be recorded in our financial statements. Please see the reconciliation tables at the end of this release for the reconciliation of GAAP and non-GAAP results. Management encourages investors and others to review Blend’s financial information in its entirety and not rely on a single financial measure.

About Blend
Blend Labs, Inc., (NYSE: BLND) is a leading origination platform for digital banking solutions. Financial providers— from large banks, fintechs, and credit unions to community and independent mortgage banks—use Blend’s platform to transform banking experiences for their customers. Better banking starts on Blend. To learn more, visit blend.com.

Blend Labs, Inc.
Condensed Consolidated Balance Sheets
(In thousands, except per share amounts)
(Unaudited)

	June 30, 2025	December 31, 2024
Assets
Current assets:
Cash and cash equivalents	$36,499	$38,011
Marketable securities and other investments	51,801	56,233
Trade and other receivables, net of allowance for credit losses of $99 and $50, respectively	14,962	14,656
Prepaid expenses and other current assets	17,128	16,725
Current assets held for sale from discontinued operations	6,440	9,618
Total current assets	126,830	135,243
Property and equipment, net	21,179	11,672
Operating lease right-of-use assets	1,780	339
Intangible assets, net	73	81
Deferred contract costs	3,399	2,868
Other non-current assets	25,938	21,825
Non-current assets held for sale from discontinued operations	3,873	6,057
Total assets	$183,072	$178,085
Liabilities, redeemable equity and stockholders’ equity
Current liabilities:
Accounts payable	$1,201	$1,620
Deferred revenue	32,746	19,240
Accrued compensation	2,854	3,315
Other current liabilities	10,152	9,740
Current liabilities held for sale from discontinued operations	5,790	5,107
Total current liabilities	52,743	39,022
Other non-current liabilities	1,795	278
Non-current liabilities held for sale from discontinued operations	858	1,103
Total liabilities	55,396	40,403
Commitments and contingencies
Redeemable noncontrolling interest - held for sale from discontinued operations	—	52,375
Series A redeemable convertible preferred stock, par value $0.00001 per share: 200,000 shares authorized as of June 30, 2025 and December 31, 2024, 150 shares issued and outstanding as of June 30, 2025 and December 31, 2024, respectively	150,241	141,663
Stockholders’ equity:
Class A, Class B and Class C Common Stock, par value $0.00001 per share: 3,000,000 (Class A 1,800,000, Class B 600,000, Class C 600,000) shares authorized as of June 30, 2025 and December 31, 2024; 260,051 (Class A 256,424, Class B 3,627, Class C 0) and 258,173 (Class A 254,426, Class B 3,747, Class C 0) shares issued and outstanding as of June 30, 2025 and December 31, 2024, respectively	2	2
Additional paid-in capital	1,377,769	1,328,015
Accumulated other comprehensive loss	514	602
Accumulated deficit	(1,400,850)	(1,384,975)
Total stockholders’ equity	(22,565)	(56,356)
Total liabilities, redeemable equity and stockholders’ equity	$183,072	$178,085

Blend Labs, Inc.
Condensed Consolidated Statements of Operations and Comprehensive Income (Loss)
(In thousands, except per share amounts)
(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2025	2024	2025	2024
Revenue
Software platform	$29,391	$26,475	$53,651	$48,211
Professional services	2,132	2,221	4,642	4,325
Total revenue	31,523	28,696	58,293	52,536
Cost of revenue
Software platform	6,505	5,674	12,369	10,849
Professional services	1,713	2,681	3,660	5,304
Total cost of revenue	8,218	8,355	16,029	16,153
Gross profit	23,305	20,341	42,264	36,383
Operating expenses:
Research and development	7,332	12,916	14,853	27,099
Sales and marketing	6,950	9,004	14,137	18,759
General and administrative	13,619	11,376	24,844	23,729
Restructuring	28	114	747	1,086
Total operating expenses	27,929	33,410	54,581	70,673
Loss from operations	(4,624)	(13,069)	(12,317)	(34,290)
Interest expense	—	(1,648)	—	(6,747)
Other income (expense), net	1,018	(4,452)	2,132	1,201
Loss before income taxes	(3,606)	(19,169)	(10,185)	(39,836)
Income tax expense	(41)	(30)	(71)	(72)
Loss from continuing operations	(3,647)	(19,199)	(10,256)	(39,908)
Net loss from discontinued operations	(2,998)	(222)	(5,801)	(176)
Net loss	(6,645)	(19,421)	(16,057)	(40,084)
Less: Net loss attributable to noncontrolling interest included in discontinued operations	—	14	182	9
Net loss attributable to Blend Labs, Inc.	(6,645)	(19,407)	(15,875)	(40,075)
Less: Accretion of redeemable noncontrolling interest to redemption value from discontinued operations	—	(1,527)	(1,254)	(2,988)
Less: Accretion of Series A redeemable convertible preferred stock to redemption value	(4,376)	(2,661)	(8,578)	(2,661)
Net loss attributable to Blend Labs, Inc. common stockholders	$(11,021)	$(23,595)	$(25,707)	$(45,724)

Net loss per share attributable to Blend Labs, Inc. common stockholders - basic and diluted:
Continuing operations	$(0.03)	$(0.09)	$(0.07)	$(0.17)
Discontinued operations	$(0.01)	$0.00	$(0.03)	$(0.01)
Weighted average shares used in calculating net loss per share:
Basic and diluted	259,211	253,069	259,004	252,000

Comprehensive loss:
Net loss	$(6,645)	$(19,421)	$(16,057)	$(40,084)
Unrealized loss on marketable securities	(44)	(42)	(38)	(146)
Foreign currency translation (loss) gain	(7)	—	(50)	9
Comprehensive loss	(6,696)	(19,463)	(16,145)	(40,221)
Less: Comprehensive loss attributable to noncontrolling interest included in discontinued operations	—	14	182	9
Comprehensive loss attributable to Blend Labs, Inc.	$(6,696)	$(19,449)	$(15,963)	$(40,212)

Blend Labs, Inc.
Condensed Consolidated Statements of Cash Flows
(In thousands)
(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2025	2024	2025	2024
Operating activities
Net loss	$(6,645)	$(19,421)	$(16,057)	$(40,084)
Less: Net (loss) income from discontinued operations	(2,998)	(222)	(5,801)	(176)
Loss from continuing operations	(3,647)	(19,199)	(10,256)	(39,908)
Adjustments to reconcile net loss to net cash used in operating activities:
Stock-based compensation	7,562	7,297	13,610	15,342
Depreciation and amortization	640	312	1,047	628
Amortization of deferred contract costs	431	253	746	519
Amortization of debt discount and issuance costs	—	170	—	690
Amortization of operating lease right-of-use assets	122	714	199	1,451
Gain on investment in equity securities	—	—	—	(4,417)
Loss on extinguishment of debt	—	5,476	—	5,476
Other	(178)	(108)	(316)	(303)
Changes in operating assets and liabilities:
Trade and other receivables	(4,270)	2,068	(364)	3,223
Prepaid expenses and other assets, current and non-current	(1,651)	2,030	(1,262)	2,883
Deferred contract costs, non-current	(178)	177	(531)	433
Accounts payable	(1,465)	(1,152)	(419)	(1,503)
Deferred revenue	(520)	(708)	12,734	11,848
Accrued compensation	(1,195)	(1,699)	(684)	(2,433)
Operating lease liabilities	(974)	(951)	(1,921)	(1,897)
Other liabilities, current and non-current	31	2,036	2,210	1,657
Net cash provided by (used in) operating activities - continuing operations	(5,292)	(3,284)	14,793	(6,311)
Net cash used in operating activities - discontinued operations	(1,076)	(3,382)	(771)	(4,223)
Net cash provided by (used in) operating activities	(6,368)	(6,666)	14,022	(10,534)
Investing activities
Purchases of marketable securities	(11,873)	(28,217)	(23,749)	(76,529)
Sale of available-for-sale securities	11	—	859	100,297
Maturities of marketable securities	8,800	5,000	27,727	15,600
Investment in non-marketable equity securities	(4,000)	—	(4,000)	—
Additions to property, equipment and internal-use software development costs	(3,733)	(1,852)	(8,320)	(3,816)
Net cash (used in) provided by investing activities - continuing operations	(10,795)	(25,069)	(7,483)	35,552
Net cash used in investing activities - discontinued operations	(36)	(15)	(120)	(15)
Net cash provided (used in) by investing activities	(10,831)	(25,084)	(7,603)	35,537
Financing activities
Proceeds from exercises of stock options, including early exercises, net of repurchases	430	95	793	714
Taxes paid related to net share settlement of equity awards	(2,531)	(3,213)	(5,502)	(7,019)
Share repurchases	(1,550)	—	(4,118)	—
Repayment of long-term debt	—	(144,500)	—	(144,500)
Net proceeds from the issuance of the Series A redeemable convertible preferred stock and the Haveli Warrant	—	149,375	—	149,375
Payment for issuance costs related to the Series A redeemable convertible preferred stock and the Haveli Warrant	—	(9,077)	—	(9,077)
Net cash used in financing activities - continuing operations	(3,651)	(7,320)	(8,827)	(10,507)

Effect of exchange rates on cash, cash equivalents, and restricted cash	—	(1)	—	(5)
Net (decrease) increase in cash, cash equivalents, and restricted cash	(20,850)	(39,071)	(2,408)	14,491
Cash, cash equivalents, and restricted cash at beginning of period	67,979	91,815	49,537	38,253
Cash, cash equivalents, and restricted cash at end of period	$47,129	$52,744	$47,129	$52,744
Less: Cash, cash equivalents and restricted cash included in current assets held for sale from discontinued operations	5,607	5,960	5,607	5,960
Cash, cash equivalents and restricted cash, end of period, excluding current assets held for sale from discontinued operations	$41,522	$46,784	$41,522	$46,784
Reconciliation of cash, cash equivalents, and restricted cash within the condensed consolidated balance sheets:
Cash and cash equivalents	$36,499	$41,761	$36,499	$41,761
Restricted cash	5,023	5,023	5,023	5,023
Total cash, cash equivalents, and restricted cash	$41,522	$46,784	$41,522	$46,784

Supplemental disclosure of cash flow information:
Cash paid for income taxes	$199	$67	$332	$76
Cash paid for interest	$—	$1,621	$—	$6,150
Supplemental disclosure of non-cash investing and financing activities:
Reclassification of redeemable noncontrolling interest related to discontinued operations to equity	$—	$—	$52,675	$—
Vesting of early exercised stock options	$—	$172	$—	$356
Operating lease liabilities arising from obtaining new or modified right-of-use assets	$1,640	$—	$1,640	$654
Stock-based compensation included in capitalized internal-use software development costs	$1,127	$494	$2,345	$1,130
Accretion of redeemable noncontrolling interest related to discontinued operations to redemption value	$—	$1,527	$1,254	$2,988
Accretion of Series A redeemable convertible preferred stock to redemption value	$4,376	$2,661	$8,578	$2,661
Capitalized internal-use software development costs included in accrued compensation	$201	$—	$201	$—
Issuance costs accrued in connection with the Series A redeemable convertible preferred stock and the Warrant	$—	$403	$—	$403

Blend Labs, Inc.
Revenue Disaggregation
(In thousands)
(Unaudited)

	Three Months Ended June 30,
	2025		2024
					YoY change
Mortgage Suite	$17,961	57%	$18,454	64%	(3)%
Consumer Banking Suite	11,430	36%	8,021	28%	43%
Total software platform	29,391	93%	26,475	92%	11%
Professional services	2,132	7%	2,221	8%	(4)%
Total revenue	$31,523	100%	$28,696	100%	10%

	Six Months Ended June 30,
	2025		2024
					YoY change
Mortgage Suite	$32,599	56%	$33,532	64%	(3)%
Consumer Banking Suite	21,052	36%	14,679	28%	43%
Total software platform	53,651	92%	48,211	92%	11%
Professional services	4,642	8%	4,325	8%	7%
Total revenue	$58,293	100%	$52,536	100%	11%

Blend Labs, Inc.
Reconciliation of GAAP to non-GAAP Measures
(In thousands)
(Unaudited)

	Three Months Ended June 30, 2025
	GAAP		Non-GAAP adjustments		Non-GAAP
	Gross Profit	Gross Margin	Stock-based compensation(1)	Amortization of capitalized internal-use software(8)	Gross Profit	Gross Margin

Software platform	$22,886	78%	$1	$602	$23,489	80%
Professional services	419	20%	115	—	534	25%
Total	$23,305	74%	$116	$602	$24,023	76%

	Three Months Ended June 30, 2024
	GAAP		Non-GAAP adjustments		Non-GAAP
	Gross Profit	Gross Margin	Stock-based compensation(1)	Amortization of capitalized internal-use software(8)	Gross Profit	Gross Margin

Software platform	$20,801	79%	$2	$24	$20,827	79%
Professional services	(460)	(21)%	104	—	(356)	(16)%
Total	$20,341	71%	$106	$24	$20,471	71%

	Six Months Ended June 30, 2025
	GAAP		Non-GAAP adjustments		Non-GAAP
	Gross Profit	Gross Margin	Stock-based compensation(1)	Amortization of capitalized internal-use software(8)	Gross Profit	Gross Margin
Software platform	$41,281	77%	$2	$990	$42,273	79%
Professional services	982	21%	284	—	1,266	27%
Total	$42,263	73%	$286	$990	$43,539	75%

	Six Months Ended June 30, 2024
	GAAP		Non-GAAP adjustments		Non-GAAP
	Gross Profit	Gross Margin	Stock-based compensation(1)	Amortization of capitalized internal-use software(8)	Gross Profit	Gross Margin
Software platform	$37,362	77%	$6	$24	$37,392	78%
Professional services	(979)	(23)%	256	—	(723)	(17)%
Total	$36,383	69%	$262	$24	$36,669	70%

Blend Labs, Inc.
Reconciliation of GAAP to non-GAAP Measures
(In thousands)
(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2025	2024	2025	2024
GAAP operating expenses	$27,929	$33,410	$54,581	$70,673
Non-GAAP adjustments:
Stock-based compensation(1)	7,446	7,106	13,324	14,995
Workforce reduction costs(2)	28	114	747	1,086
Abandoned and terminated facilities costs(3)	892	—	1,399	—
Compensation realignment costs(4)	—	254	—	1,155
Litigation contingencies and related professional services costs(5)	72	—	859	—
Transaction-related costs(6)	148	—	289	—
Impairment of capitalized internal-use software(7)	31	—	112	—
Non-GAAP operating expenses	$19,312	$25,936	$37,851	$53,437

GAAP loss from operations	$(4,624)	$(13,069)	$(12,317)	$(34,290)
Non-GAAP adjustments:
Stock-based compensation(1)	7,562	7,212	13,610	15,257
Workforce reduction costs(2)	28	114	747	1,086
Abandoned and terminated facilities costs(3)	892	—	1,399	—
Compensation realignment costs(4)	—	255	—	1,156
Litigation contingencies and related professional services costs(5)	72	—	859	—
Transaction-related costs(6)	149	—	289	—
Impairment of capitalized internal-use software(7)	31	—	112	—
Amortization of capitalized internal-use software(8)	601	23	989	23
Non-GAAP income (loss) from operations	$4,711	$(5,465)	$5,688	$(16,768)
GAAP operating margin	(15)%	(46)%	(21)%	(65)%
Non-GAAP operating margin	15%	(19)%	10%	(32)%

GAAP net loss from continuing operations	$(3,647)	$(19,199)	$(10,256)	$(39,908)
Non-GAAP adjustments:
Stock-based compensation(1)	7,562	7,212	13,610	15,257
Loss on extinguishment of debt (12)	—	5,531	—	5,531
Workforce reduction costs(2)	28	114	748	1,086
Abandoned and terminated facilities costs(3)	892	—	1,399	—
Compensation realignment costs(4)	—	255	—	1,156
Litigation contingencies and related professional services costs(5)	72	—	859	—
Transaction-related costs(6)	149	—	288	—
Impairment of capitalized internal-use software(7)	31	—	112	—
Amortization of capitalized internal-use software(8)	601	23	990	23
Gain on investment in equity securities(9)	—	—	—	(4,417)
Foreign currency gains and losses(10)	16	(4)	(5)	(11)
Loss on transfer of subsidiary (11)	—	601	—	601
Non-GAAP net income (loss) from continuing operations	$5,704	$(5,467)	$7,745	$(20,682)

Blend Labs, Inc.
Reconciliation of GAAP to non-GAAP Measures
(In thousands, except per share amounts)
(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2025	2024	2025	2024
GAAP diluted net loss per share from continuing operations attributable to common stockholders	$(0.03)	$(0.09)	$(0.07)	$(0.17)
Per share impact of non-GAAP Expenses(13)	(0.03)	(0.06)	(0.07)	(0.08)
Non-GAAP diluted income (loss) per share from continuing operations attributable to common stockholders	$0.00	$(0.03)	$0.00	$(0.09)
GAAP diluted weighted average shares used in calculating net loss per share	259,211	253,069	259,004	252,000
Non-GAAP diluted weighted average shares used in calculating net income (loss) per share	259,211	253,069	259,004	252,000

	Three Months Ended June 30,		Six Months Ended June 30,
	2025	2024	2025	2024
Net cash provided by (used in) operating activities - continuing operations	$(5,292)	$(3,284)	$14,793	$(6,311)
Additions to property, equipment and internal-use software development costs	(3,733)	(1,852)	(8,320)	(3,816)
Free cash flow	(9,025)	(5,136)	6,473	(10,127)
Cash paid for interest	—	1,621	—	6,150
Unlevered free cash flow	$(9,025)	$(3,515)	$6,473	$(3,977)

Revenue	$31,523	$28,696	$58,293	$52,536
Free cash flow margin	(29)%	(18)%	11%	(19)%

Notes:
(1) Stock-based compensation represents the non-cash grant date fair value of stock-based instruments utilized to incentivize our employees, for which the expense is recognized over the applicable vesting or performance period.

	Three Months Ended June 30,		Six Months Ended June 30,
Stock-based compensation by function:	2025	2024	2025	2024
Cost of revenue	$116	$106	$286	$262
Research and development *	1,252	2,567	2,888	5,919
Sales and marketing	618	875	1,338	1,853
General and administrative	5,576	3,664	9,098	7,223
Total	$7,562	$7,212	$13,610	$15,257

* Net of $1.1 million and $2.3 million of additions to capitalized internal-use software for the three and six months ended June 30, 2025 and $0.5 million and $1.1 million for the three and six months ended June 30, 2024.

(2) Workforce reduction costs represent expenses incurred in connection with the workforce restructuring actions executed as part of our broader efforts to improve cost efficiency.
(3) Abandoned and terminated facilities costs represent charges related to the early termination of a leased facility and abandonment of another leased facility as part of our broader efforts to better align our operating structure with our business activities.
(4) Compensation realignment costs relate to amortization of one-time cash bonus payment (paid in two installments in March and May 2023) to certain employees in lieu of previously committed equity-based awards, driven by an organizational initiative to standardize our equity compensation program.

(5) Litigation contingencies and related professional services costs represent reserves for legal settlements and related professional service fees that are unusual or infrequent costs associated with our operating activities.

(6) Transaction-related costs include non-recurring due diligence, consulting, and integration costs recorded within general and administrative expense.
(7) Impairment of capitalized internal-use software represents the non-cash expense related to the write-off of certain internal-use software projects.
(8) Amortization of capitalized internal-use software represents the non-cash amortization expense related to our developed technology that is amortized over the estimated useful life.
(9) Gain on investment in equity securities represents an adjustment to the carrying value of the non-marketable security without a readily determinable fair value to reflect observable price changes.
(10) Foreign currency gains and losses include transaction gains and losses incurred in connection with our operations in India.
(11) Loss on transfer of subsidiary represents a loss recognized in connection with the transfer of our subsidiary in India to a third-party and includes impairment charges related to certain assets transferred as part of the agreement, costs incurred to settle certain liabilities arising from the agreement, and one-time legal costs incurred to facilitate the transaction.

(12) Loss on extinguishment of debt represents a write off of unamortized debt issuance costs and debt discounts related to the extinguishment of our term loan.
(13) Per share impact of non-GAAP expenses represents the per share impact of aggregated non-GAAP items included in (1) through (12).

Contacts:

Investor Relations
ir@blend.com

Media
press@blend.com